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                                                                    Exhibit 23.1
                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation of our report dated February 28, 2000, included in this Form 10-K, into AMF Bowling, Inc.'s previously filed Registration Statement File No. 333-41773. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.




                                                            ARTHUR ANDERSEN LLP

Richmond, Virginia
March 23, 2000